SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2016

Arrayit Corporation
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

927 Thompson Place
Sunnyvale, CA  94085
(Address of principal executive offices)

Rene A. Schena
927 Thompson Place
Sunnyvale, CA  94085
(Name and address of agent for service)
408-744-1711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1   –   REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On October 25, 2016 with an effective date of October 21, 2016, the Company and its subsidiaries as guarantors (collectively, the “Credit Parties”) entered into a Second Amendment to the Senior Secured Revolving Credit Facility Agreement by and between TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (the “Credit Agreement” and “TCA,” respectively and effective December 18, 2015) as amended by a First Amendment to the Credit Agreement on April 18, 2016, whereby the Company was approved for an additional $400,000 loan under the Credit Agreement (the “Additional Advance”). The Second Replacement Revolving Note, in the principal amount of $1,674,484 which aggregates all obligations due and owing to the Lender by the Credit Parties, including the Additional Advance as of October 21, 2016, has substantially the same terms as the initial $750,000 and $250,000 loans. On October 25, 2016, the Company received $267,799 after (i) the escrowing of $67,801 for payments to professionals and others in connection with bringing the Company’s audited and unaudited financial statements current; (ii) payment of $42,500 to accounting professionals; (iii) payment of $20,500 in fees due TCA and its professionals; (iv) miscellaneous payments of $1,400.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01 Financial Statements and Exhibits

10.7
Second Amendment to Credit Agreement by and Among Arrayit Corporation as Borrower, Telechem International, Inc. and Arrayit Scientific, Inc. as Guarantors, and TCA Global Credit Master Fund, LP as Lender effective October 21, 2016 and executed on October 25, 2016.

10.8
Second Replacement Revolving Note ($400,000) between Arrayit Corporation, as Borrower and TCA Global Credit Mater Fund as lender effective October 21, 2016 and executed on October 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arrayit Corporation

Date: December 5, 2016	By:	/s/ Rene A. Schena
Name: Rene A. Schena
Title: Chief Executive Officer

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